                                                                      EXHIBIT 11

                               COMNET CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
                                 (IN THOUSANDS)
                                    UNAUDITED

                                                              For the Three Month Period             For the Six Month Period
                                                                 Ended September 30,                    Ended September 30,
                                                              ---------------------------           ----------------------------
                                                                1997             1996                  1997             1996
                                                               (FY98)           (FY97)                (FY98)           (FY97)
                                                              ---------        ----------           ------------      ----------
Net earnings (loss)                                        $       481      $        154         $        (427)    $       (10)
  Less:  Preferred Stock dividend                                 (44)              (44)                   (88)            (88)
                                                              ---------        ----------           ------------      ----------

Primary earnings (loss)                                (A)         437               110                  (515)            (98)
  Plus:  Preferred Stock dividend                                  ---               ---                    ---             ---

Fully diluted earnings (loss)                          (B) $       437               110         $        (515)            (98)
                                                              =========        ==========           ============      ==========

Weighted average shares outstanding                              3,272             3,265                  3,272           3,257

Dilutive common stock equivalents for primary
     earnings per share(1)                                          25               ---                    ---             ---

Weighted average shares and common equivalent
     shares outstanding for
     primary earnings per share                        (C)       3,297             3,265                  3,272           3,257
                                                              =========        ==========           ============      ==========

Additional equivalent shares assuming full
     dilution                                                      ---               ---                    ---             ---
                                                              ---------        ----------           ------------      ----------

Weighted average shares and common equivalent
     shares for fully diluted
     earnings per share                                (D)       3,297             3,265                  3,272           3,257
                                                              ---------        ----------           ------------      ----------

Earnings (loss) per share

  Primary                                           (A)/(C)$      0.13      $       0.03         $       (0.16)    $     (0.03)
                                                              =========        ==========           ============      ==========

  Fully diluted (2)                                 (B)/(D)$      0.13      $       0.03         $       (0.16)    $     (0.03)
                                                              =========        ==========           ============      ==========


(1) Common stock equivalents are anti-dilutive for the three month period ended September 30, 1996 and for the six month periods ended September 30, 1997 and 1996 and therefore are not shown.

(2) The convertible preferred stock for the three month and six month periods ending September 30, 1997 and 1996, were anti-dilutive and therefore additional equivalent shares are not shown and preferred stock dividends are not added back.


                                       11